DatChat Launches Social Network+ Privacy Platform

NEW BRUNSWICK, N.J., Oct. 28, 2021 (GLOBE NEWSWIRE) -- DatChat, Inc. (“DatChat”) (Nasdaq: DATS), a communications and social media company that gives users the ability to communicate, share, and post with privacy and screenshot protection, today announced the launch of DatChat Social Network+, a social-networking focused expansion of the DatChat messaging platform. The newly-added features include content aggregation and discoverability, social engagement tools, a verified influencer platform and monetization tools, and an iMessage App with screenshot protection for pictures and messages.

The platform’s expansion offers users the ability to find and engage with personally relevant content within the privacy and protection of the DatChat ecosystem. Users can now access a feed of content served on the DatChat Social Network+, create private and public Communities and Pages based on interests, and follow one another.

“We have the same right to privacy online that we all enjoy in our homes and with our friends in real life,” said Darin Myman, founder and CEO of DatChat. “Two of our major initiatives right now are the continued expansion of the engineering team to accelerate platform development and the launch of our national marketing campaign to build brand awareness and acquire new users. Our new offices, located at 204 Neilson Street in New Brunswick, New Jersey, will provide us the room to grow.”

DatChat’s core model and key differentiator is personal privacy. The messaging and app platform uses patented technology to maintain privacy for users and ensures control by users of their personal online data. All posts are encrypted and can be permanently deleted at any time or set to self-destruct at a specific time, allowing users to share with the privacy and protection they deserve. Additionally, users are given the ability to protect the information they share.

The DatChat Social Network+ expansion of features will begin with today’s Phase 1 launch of DatChat Social Network+ that includes content aggregation and discoverability, social engagement tools, public and private social network creation, verified influencer platform, and an iMessage App with screenshot protection for pictures and messages. Phase 2, scheduled for next month, is expected to include influencer tools for monetization and content creation, bolstered group moderation capabilities, enhanced commenting controls, and advanced social networking and messaging features available via in-app purchase.

The national marketing campaign to drive user growth is expected to launch on November 8th. DatChat Social Network+ is available as a free download for iOS and Android.

About DatChat, Inc.

DatChat Inc. is a blockchain, cybersecurity, and social media company that not only focuses on protecting privacy on personal devices, but also protects user information after it is shared with others. The DatChat Messenger & Private Social Network presents technology that allows users to change how long their messages can be viewed before or after users send them, prevents screenshots, and hides encrypted photos in plain sight on camera rolls. DatChat’s patented technology offers users a traditional texting experience while providing control and security for their messages. With DatChat Messenger, a user can decide how long their messages last on a recipient’s device, while feeling secure that, at any time, they can delete individual messages or entire message threads, making it like the conversation never happened.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s initial public offering. No assurance can be given that the offering will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts:

Investor Relations contact:
Alex Thompson, John Yi
Gateway Group, Inc.
(949) 574-3860
DATS@gatewayir.com

Press contact:
Natalie Balladarsch
Gateway Group, Inc.
(949) 574-3860
DATS@gatewayir.com